Exhibit 99.1

FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made effective as of April 4, 2006 by and among Electrical Components International Holdings Company, a Delaware corporation (“Purchaser”), Viasystems Group, Inc., a Delaware corporation (“Parent”), Wire Harness Holding Company, Inc., a Delaware corporation (“Seller”), and Wire Harness Industries, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Seller (the “Company”).

WITNESSETH:

WHEREAS, Purchaser, Parent, Seller and the Company are parties to that certain Stock Purchase Agreement dated March 21, 2006 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Exhibit A to Schedule 6.12(a) to the Agreement is hereby amended to include reference to any foreign exchange transactions that are hereafter entered into in the Ordinary Course of Business by the Company under that certain Foreign Exchange Agreement, dated April 4, 2006, between the Company and Wells Fargo Bank, National Association.

3. To the extent that any of the provisions of this Amendment are inconsistent with the provisions in the Agreement, the provisions of this Amendment shall control. To the extent not inconsistent with the provisions in this Amendment, the Agreement remains unchanged, unaltered and in full force and effect and is hereby reaffirmed in its entirety.

4.. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original of this Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Stock Purchase Agreement, effective as of the date first set forth above.

ELECTRICAL COMPONENTS INTERNATIONAL HOLDINGS COMPANY

By:	/s/ David IbnAle
Name: David IbnAle
Title: President and Chief Executive Officer

WIRE HARNESS HOLDING COMPANY, INC.

By:	/s/ David M. Sindelar
Name: David M. Sindelar
Title: Chief Executive Officer

VIASYSTEMS GROUP, INC.

By:	/s/ David M. Sindelar
Name: David M. Sindelar
Title: Chief Executive Officer

WIRE HARNESS INDUSTRIES, INC.

By:	/s/ David M. Sindelar
Name: David M. Sindelar
Title: Chief Executive Officer